EXHIBIT 10.5
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 3, 2006, by and among General Finance Corporation, a Delaware corporation (the “Company”), and the persons executing this Agreement as Investors (each, an “Investor” and collectively, the “Investors”).
     WHEREAS, the Initial Investors own all of the outstanding Common Stock of the Company as of the date of this Agreement;
     WHEREAS, each Investor is a stockholder of the Company, and either purchased or acquired such stock directly from the Company or from a stockholder who is or was an “Investor” under this Agreement;
     WHEREAS, the Company and the Initial Investors entered into a Registration Rights Agreement dated November 15, 2005 (the “Original Agreement”);
     WHEREAS, the Company and the Initial Investors desire to amend and restate the Original Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS. The following capitalized terms used herein have the following meanings:
     “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
     “Company” is defined in the preamble to this Agreement.
     “Demand Registration” is defined in Section 2.1.1.
     “Demanding Holders” means Investors who have properly demanded that the Company include some or all of their Registrable Securities in a Registration.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.
     “Excluded Offering” means: (a) the IPO, and (b) an offering of securities by the Company: (i) in connection with any employee stock option or other benefit plan; (ii) in connection with a dividend reinvestment plan; (iii) that are convertible into equity securities of the Company.
     “Form S-3” is defined in Section 2.3.
     “Indemnified Party” is defined in Section 4.3.
     “Indemnifying Party” is defined in Section 4.3.

     “Initial Investors” means Ronald F. Valenta, John O. Johnson, Marc Perez, James B. Roszak, Lawrence Glascott, Manuel Marrero and David M. Connell.
     “Initiating Investors” is defined in Section 2.1.1.
     “Investor” is defined in the preamble to this Agreement.
     “Investor Indemnified Party” is defined in Section 4.1.
     “IPO” shall mean the Company’s initial public offering of securities pursuant to a registration statement under the Securities Act.
     “Maximum Number of Shares” is defined in Section 2.1.4.
     “Notices” is defined in Section 5.2.
     “Original Agreement” is defined in the Recitals.
     “Piggyback Registration” is defined in Section 2.2.
     “Registrable Securities” mean all of the shares of Common Stock owned or held by the Initial Investors as of the date of this Agreement, or acquired from the Company prior to the initial closing of the IPO, or which may be acquired upon exercise of options or warrants issued by the Company prior to the initial closing of the IPO, and any shares of Common Stock issued with respect to such Common Stock as a result of any stock split or stock dividend; provided, however, that such shares of Common Stock shall cease to be Registrable Securities: (a) upon sale or transfer pursuant to an effective registration statement under the Securities Act; or (b) when all Registrable Securities held by an Investor can be publicly sold by such Investor under Rule 144 within any three-month period.
     “Registration” means a Demand Registration, a Piggyback Registration or a registration on Form S-3 pursuant to Section 2.3 of this Agreement.
     “Registration Statement” means, with respect to a Registration, the registration statement, as amended, filed by the Company with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for such Registration.
     “Release Date” means the date on which any Registrable Securities are disbursed from escrow entered into in connection with the IPO or released from contractual transfer restrictions.
     “SEC” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.
     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities
     “Unit Purchase Option” shall mean the Unit Purchase Option issued to the representative or representatives of the underwriters in connection with the IPO.

2. DEMAND REGISTRATION.
     2.1 Demand Registration.
          2.1.1 Request for Registration. At any time and from time to time after three months prior to a Release Date, Investors holding a majority of the outstanding Registrable Securities (the “Initiating Investors”) may make a written demand (the “Initial Demand Notice”) for registration under the Securities Act of all or part of their Registrable Securities that they may sell on such Release Date (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all other Investors of the demand and, subject to Section 2.1.4, shall include in the Demand Registration the Registrable Securities that each such Investor requests be included in writing within 15 days after receipt of the notice from the Company. The Company shall not be obligated to effect more than two Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.
          2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective; provided, however, that (a) if such a majority in interest of the Demanding Holders request withdrawal of the Registration Statement prior to its effectiveness, such Registration will count as a Demand Registration unless the Demanding Holders reimburse the Company for its out-of-pocket costs and expenses incurred prior to such withdrawal within 30 days after receipt of invoice therefor from the Company; and (b) once the Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) Demanding Holders holding a majority of the Registrable Securities that have not be sold pursuant to the Registration Statement thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated..
          2.1.3 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within 60 days after receipt of the Initial Demand Notice, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 2.1.5; provided, however, that the Company shall have the right to defer any Demand Registration for up to 60 days if the Company shall furnish to the Demanding Holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.
          2.1.4 Underwritten Offering.
               (a) Election for Underwritten Offering. If the Initiating Investors so elect and advise the Company as part of the Initial Demand Notice, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering with such managing Underwriter or Underwriters selected by the Initiating Investors, subject to reasonable approval of the Company. In such event, the right of any Investor to include its Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such firm commitment underwritten offering and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein.
               (b) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be a firm commitment underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Holder has requested be included in such registration, regardless of the number of shares held by each such Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities registrable pursuant to the terms of the Unit Purchase Option as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.
               (c) Underwriting Agreement. If the offering pursuant to the Demand Registration will be in the form of a firm commitment underwritten offering, the Company shall enter into an underwriting agreement with the managing Underwriter(s) in form and substance reasonably satisfactory to the Company, which agreement shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type. In addition, and as a condition to including their Registrable Securities in the Demand Registration, each Demanding Holder must: (i) enter into the underwriting agreement in a form approved by a majority-in-interest of the Initiating Holders; and (ii) execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering.
               (d) Blue Sky Filings. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Initiating Investors; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration (i) would cause the Company to be obligated to qualify to do business in such state, (ii) would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (iii) would require the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company.
          2.1.5 Period of Effectiveness. The Company shall cause any Registration Statement filed pursuant to the Demand Registration to remain effective until the first to occur of (a) sale or transfer of all the Registrable Securities included in such Registration Statement and (b) 180 days from the effective date of such Registration Statement, which period shall be extended by the number of days in such period that the Company has advised the Demanding Holders cannot sell their Registrable Securities under the registration statement as provided under Section 3.2 of this Agreement.
     2.2 Piggyback Registration.
          2.2.1 Piggyback Registration. If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for cash of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account, other than an Excluded Offering, then the Company shall (a) give written notice of such proposed filing to the Investors as soon as practicable but in no event less than 10 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (b) subject to Section 2.2.2, include in the Registration Statement for such offering such number of shares of Registrable Securities as such Investors may request in writing within five days following receipt of such notice (a “Piggyback Registration”). If the offering involves an Underwriter or Underwriters, as a condition to including Registrable Securities in the Piggyback Registration, the Investor must enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggyback Registration.
          2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggyback Registration that is to be a firm commitment underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Registration:
               (a) If the Registration is undertaken for the Company’s account: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities for the account of the Demanding Holders and other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares.
               (b) If the registration is a “demand” registration undertaken at the demand of persons other than the Investors, (i) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii) collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Shares.
          2.2.3 Withdrawal. Any Demanding Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement.
     2.3 Registrations on Form S-3. The Investors may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. The Company will notify all other Investors of the demand and shall include in the Demand Registration the Registrable Securities that each such Investor requests be included in writing within 15 days after the receipt by the notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration under this Section 2.3 if the aggregate price to the public of all securities to be included in such

Registration is less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.
3. REGISTRATION PROCEDURES.
     3.1 Certain Covenants. In connection with each Registration:
          3.1.1 Copies of Registration Statement. The Company shall furnish without charge to the Demanding Holders copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Demanding Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.
          3.1.2 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two business days after such filing, notify the Demanding Holders of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two business days of the occurrence of any of the following: (a) when such Registration Statement becomes effective; (b) when any post-effective amendment to such Registration Statement becomes effective; (c) the issuance or threatened issuance by the SEC of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (d) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment.
          3.1.3 Records. The Company shall make available for inspection by the Demanding Holders, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Demanding Holder or any such Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.
          3.1.4 Opinions and Comfort Letters. Upon request of a Demanding Holder, the Company shall furnish to such Demanding Holder a signed counterpart, addressed to such Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.
          3.1.5 Earnings Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
               3.1.6 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.
     3.2 Obligation to Suspend Distribution. Each Investor agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Demanding Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Demanding Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Demanding Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with each Registration and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.6; (f) National Association of Securities Dealers, Inc. fees; (g) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (h) the fees and expenses of any special experts retained by the Company in connection with such Registration; and (i) the fees and expenses of one legal counsel for all holders of securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Demanding Holders, which underwriting discounts or selling commissions shall be borne by such Demanding Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.
     3.4 Information. In order to include Registrable Securities in any Registration, the Demanding Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.
4. INDEMNIFICATION AND CONTRIBUTION.
     4.1 Indemnification by the Company. In connection with each Registration, the Company agrees to indemnify and hold harmless each Demanding Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls such Demanding Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.
     4.2 Indemnification by Holders of Registrable Securities. In connection with each Registration, each Demanding Holder agrees to indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) another selling holder or such Underwriter against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Demanding Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each Demanding Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Demanding Holder. Each Demanding Holder also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.2.
     4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
     4.4 Contribution.
          4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such

Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          4.4.2 The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.
          4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in Section 4.4.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Demanding Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Demanding Holder from the sale of Registrable Securities that gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5. MISCELLANEOUS.
     5.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Investors hereunder may be freely assigned or delegated by the Investors in conjunction with and to the extent of any transfer of Registrable Securities, provided that each transferee executes and delivers to the Company a written agreement, in form and substance satisfactory to the Company, assuming the obligations and agreements of an Investor under this Agreement with respect to such transferee’s Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Investor or of any assignee of the Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4.
     5.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable courier service with an order for next-day delivery.
To the Company:
General Finance Corporation
206 S. Los Robles, Suite 217
Pasadena, CA 91101
Attn: Chief Executive Officer
To an Investor, to:
The address of Investor as set forth on the Company’s books and records
     5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
     5.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
     5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) amends and restates the Original Agreement and constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
     5.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party. Notwithstanding the foregoing, after the IPO, this Agreement may not be amended to permit Registration of Registrable Securities prior to the Release Date without the written consent of one of the representatives of the underwriters in the IPO.
     5.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

     5.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
     5.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investors may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement, or for an injunction against the breach of any such term, or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
     5.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed within the State of California, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.
     5.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.
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     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GENERAL FINANCE CORPORATION

By:	/s/ RONALD F. VALENTA
Name: Ronald F. Valenta
Title: Chief Executive Officer

INVESTORS

/s/ RONALD F. VALENTA

Ronald F. Valenta

/s/ JOHN O. JOHNSON

John O. Johnson

/s/ JAMES B. ROSZAK

James B. Roszak

/s/ LAWRENCE GLASCOTT

Lawrence Glascott

/s/ MANUEL MARRERO

Manuel Marrero

/s/ MARC PEREZ

Marc Perez

/s/ DAVID M. CONNELL

David M. Connell

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